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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12

CommonWealth REIT
(Name of Registrant as Specified In Its Charter)

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On February 24, 2014, CommonWealth REIT issued the following press release, including a letter to its shareholders. The full text of the letter also follows.

* * * * *

FOR IMMEDIATE RELEASE

CommonWealth REIT Board Sends Letter to Shareholders

Recommends That Shareholders Reject Related/Corvex's Efforts
to Seize Control of CommonWealth Without Paying Shareholders Anything

Notes Related/Corvex's Plan for CommonWealth is Reckless, Short Term
Oriented and Not in the Best Interests of All Shareholders

CommonWealth Board Recommends that Shareholders Sign, Date and Return
CommonWealth's WHITE Consent Revocation Card and
Discard any Materials from Related/Corvex

        Newton, MA (February 24, 2014): CommonWealth REIT (NYSE: CWH) today announced that it has mailed a letter to shareholders asking them to support the Board's continuing efforts to create long term value for all shareholders rather than the ongoing effort by Related Fund Management, LLC and Corvex Management LP ("Related/Corvex") to seize control of CWH without paying shareholders anything for that control.

Adam Portnoy, Managing Trustee and President of CWH, made the following statement:

  "The CWH Board and management are successfully executing on the Company's business plan and we remain focused on creating long term value for all shareholders. We believe Related/Corvex are misleading shareholders by claiming to be champions of good corporate governance and stewards of shareholder value when, in fact, their goal is to take control of CWH without paying for it."

  "Related/Corvex recently announced they have given Sam Zell $17 million of in-the-money CWH stock options to serve as one of their designated replacement trustees, but they have offered nothing to shareholders. We believe the options which Related/Corvex have granted to Zell are intended to encourage him to support the Related/Corvex short term and reckless plan for CWH, which could destroy value for long term shareholders."

  "We look forward to continuing to engage with shareholders in the coming weeks and will continue to vigorously defend the interests of all CWH shareholders."

The CWH Board recommends that shareholders sign, date and return CWH's WHITE consent revocation card and discard any materials they may receive from Related/Corvex.

The full text of the letter follows:

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

February 24, 2014

To the shareholders of CommonWealth REIT:

DO NOT BE MISLED BY RELATED/CORVEX
INTO PUTTING YOUR INVESTMENT AT RISK

Please sign, date and return the enclosed
WHITE consent revocation card today

        Jeff Blau of the Related Companies and Keith Meister of Corvex Management have recently written to CommonWealth shareholders pretending to be champions of good corporate governance and stewards of shareholder value. We believe Related/Corvex's real goal is to take control of CommonWealth for their own benefit and without paying you anything for that control.

Instead of offering you a takeover premium for your shares, we believe Related/Corvex are attempting to get control of CommonWealth via a written consent and without paying shareholders anything.

        Almost one year ago, Related and Corvex made public announcements that they were interested in purchasing all of CommonWealth's shares at a premium price. However, when the CommonWealth Board asked Blau and Meister to present evidence of financial capacity and an offer which would be actionable by shareholders, Blau and Meister instead began a campaign to take control of CommonWealth without paying shareholders anything.

Blau's and Meister's complaints about Adam and Barry Portnoy and the fees paid to RMR appear to be intentionally misleading. More importantly, they are not true.

        In their letter to shareholders dated January 28, 2014, Blau and Meister complained that "Barry and Adam Portnoy continue to line their pockets" with fees paid to RMR. They also complained that "annual fees have grown from $59.7 million in 2007 to $77.3 million in 2012, an increase of nearly 30%".

        The facts, which are well known to Blau and Meister, are as follows: Barry and Adam Portnoy are owners and employees of Reit Management & Research LLC ("RMR"). CommonWealth has no direct employees but it is managed by RMR. RMR has approximately 850 employees in its Boston area headquarters and branch offices across the U.S. Rather than "lining the pockets" of anyone, the fees paid to RMR are used to pay the salaries and operating expenses of RMR's staff and offices. CommonWealth's officers, its accounting staff, its in-house lawyers, its property acquisition personnel, its leasing specialists, its investor relations personnel, its office rent, etc. are all paid by RMR. Almost half the fees paid to RMR are property management fees which are charged at a rate that is at or below industry averages for operating a portfolio of properties as diverse as CommonWealth's. In fact, because of the economies of scale provided by RMR to CommonWealth, the overhead or, "G&A", and other operating costs of CommonWealth's operations are well below REIT industry and peer group averages. Moreover, during the period between 2007 and 2012, the gross value of CommonWealth's properties being managed increased by 49%.

We believe that the Related/Corvex plan for CommonWealth is short term oriented, reckless and not credible, especially because of Blau's and Related's track record of destroying shareholder value at publicly owned real estate companies.

        Recently, Blau and Meister have published a plan for CommonWealth in case their hostile takeover succeeds. In summary, this plan is to operate CommonWealth for short term profits at the expense of long term shareholder value by: (1) selling CommonWealth's stabilized and best performing properties; (2) taking on as much debt as possible; (3) investing in weak or underperforming properties until they may be sold; and (4) buying back CommonWealth shares. We do not believe this plan will produce the consistent and growing cash flows which are typically expected by REIT investors. Rather, we believe the Blau/Meister plan would put at risk CommonWealth's dividend and investment grade ratings, and it may eventually destroy all shareholder value.

        In the past when Blau and the Related Companies have controlled publicly owned real estate companies, the Related Companies have done well, but public shareholders have suffered losses:

  •
  Blau, CEO of the Related Companies, previously served simultaneously as an officer of the Related Companies and as chairman and CEO of American Mortgage Acceptance Corporation ("AMAC"), a publicly traded mortgage REIT. During this time, AMAC made large subordinated loans to other businesses of the Related Companies. These loans soon defaulted, making them worthless, and AMAC declared bankruptcy a short time later.

  •
  Steven Ross, Chairman of the Related Companies, and Blau previously served on the board of Centerline Holding Company (f/k/a Charter Municipal Mortgage Acceptance Co., or "CharterMac"). While Ross was on the board (and shortly before Blau joined), they caused this public company to agree to pay the Related Companies or its affiliates about $340 million to internalize management. After this internalization, CharterMac suffered a spiral of operating losses, a 98% negative total return to shareholders and was delisted from the NYSE.

A majority of the replacement trustees proposed by Blau and Meister are neither "well qualified" nor "truly independent".

        Blau and Meister are asking shareholders to remove the entire CommonWealth Board, by written consent, and without cause. To run CommonWealth if their takeover succeeds, Blau and Meister originally identified five new trustees who they claim are "well qualified" and "truly independent". In fact, most of these proposed trustees have close ties to Blau and Meister and, in our view, have questionable qualifications:

  •
  Jim Lozier has been identified as a replacement trustee for CommonWealth by Blau and Meister. Lozier was formerly the CEO of Archon Group LP, a subsidiary of Goldman Sachs which sourced and managed real estate investments for Goldman's Whitehall Funds. According to the Wall Street Journal1, a September 2013 report by Whitehall to investors stated that its $4 billion fund raised in 2007 has since lost 59% of its value. Lozier "retired" from Archon in 2012, and is now employed as a consultant to the Related Companies for fees Related and Lozier have not disclosed. Lozier has apparently never before served as an officer or board member of a public company, and because of his employment by Related he may be expected to act in Related's interest.

See, Wall Street Journal, "Goldman Real-Estate Play Skirts Ban on Volcker", by Craig Karmin and Justin Baer, December 23, 2013, Page C1.

  •
  James Corl has been identified as a replacement trustee by Blau and Meister. Corl is a fund manager who has invested or committed over $100 million to real estate private equity funds managed by Related2 and his compensation depends, in part, on the performance of those funds. Because of this relationship, Corl is not "truly independent" from Related. Corl has never been a board member of a public company.

  •
  Kenneth Shea is another replacement trustee identified by Blau/Meister. Shea was a colleague of Meister's during their previous employment at the Icahn Group. Shea's only public company board experience is that he is serving on the board (which is not elected by shareholders) of the general partner of CVR Refining, LP, a public limited partnership which is externally managed by a Carl Icahn controlled entity.

  •
  Edward Glickman is another Blau/Meister proposed replacement trustee for CommonWealth. Between June 2004 and August 2012, Glickman served as the President and a board member of Pennsylvania REIT (NYSE: PEI), a REIT that owns retail properties. During Glickman's tenure at PEI, the total return (dividends and share price changes) realized by PEI shareholders was negative 7.73% compared to the SNL U.S. Retail REIT index total return of positive 127.6%.

  •
  Peter Linneman, the fifth replacement trustee identified by Blau/Meister, currently serves on boards of three other publicly traded companies, including AG Mortgage Investment Trust (NYSE: MITT), a mortgage REIT that is externally managed by an affiliate of a real estate private equity fund manager.

The recent announcement that Sam Zell has agreed to serve as a Related/Corvex designated replacement trustee does not change much, if anything.

        On February 11, 2014, Blau and Meister announced that they had enlisted Sam Zell and David Helfand, a long serving Zell lieutenant, to join their slate of replacement trustees if the removal consent solicitation succeeds. We believe that Blau and Meister recruited Zell because their plan and previous slate of replacement trustee candidates was not winning shareholder support; but Zell did not come to join Related/Corvex on the cheap.

2
See, PERE, "Singuler Guff closes on $630m opportunistic FoF", by James Condois, January 11, 2012.

        According to SEC filings, Related and Corvex granted Zell and Helfand "in the money" options to purchase over four million CommonWealth shares at prices that were approximately $17 million below the closing price for CommonWealth's shares on the day these options were granted. We believe these options may influence Zell to support the Blau/Meister short term plan for CommonWealth which could be detrimental to long term shareholders.

        Zell (age 72) is a well-known real estate investor. He is already serving as the Chairman of four large NYSE listed public companies. Reportedly, Zell also is an active owner of a number of international real estate businesses and he is involved in litigation arising from his sponsorship of the Tribune Company leveraged buyout and subsequent bankruptcy. Although Blau/Meister have agreed to appoint Zell as the new Chairman of CommonWealth, it is unclear exactly how much time he may be willing or able to commit to this service. The additional compensation which Zell would receive as Chairman and Helfand would receive as the new CEO of CommonWealth has also not been disclosed.

CommonWealth's board and management are executing on a business plan to create real value and are listening to shareholders.

        Since the end of 2008, the CommonWealth Board has been executing a business plan to transition CommonWealth from a REIT that primarily owned suburban office and industrial properties into a REIT that primarily owns Class A office buildings located in central business districts (CBDs) of cities across the U.S. Between 2009 and 2011, CommonWealth bought CBD office towers at bargain prices. Simultaneously, and especially starting in 2012, CommonWealth has been divesting older, weaker performing, suburban properties. Now, just as this multi-year business plan is about to bear its full fruit, Blau, Meister and their associates are attempting to seize control of CommonWealth for their own purposes without paying you anything for your shares.

        During the past year, CommonWealth's Board and management have initiated a serious and sincere effort to transform CommonWealth's governance into a "best in class" model. The Board has committed to several governance enhancements, including (i) declassifying the Board, (ii) eliminating the shareholders rights plan, (iii) expanding the Board to 75% Independent Trustees and designating a Lead Independent Trustee and (iv) streamlining the procedures for shareholders to propose actions and make trustee nominations. The Board has also worked with an independent executive search firm to add two new trustees who have extraordinary qualifications and who, unlike the Blau/Meister nominees, are truly independent.

Please carefully consider your interests as a CommonWealth shareholder.

Please sign and date the WHITE consent revocation card enclosed with this letter and mail it in the enclosed postage prepaid envelope.

Please discard the Related/Corvex gold card.

Thank you for taking the time to read this letter and thank you for your support.

The CommonWealth REIT Board of Trustees

                      Ronald Artinian
                      William Lamkin
                      Ann Logan
                      Joseph Morea
                      Adam Portnoy
                      Barry Portnoy
                      Frederick Zeytoonjian

CommonWealth REIT is a real estate investment trust that primarily owns office properties located throughout the United States. CWH is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH'S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND CWH'S CONTROL.

ADDITIONAL INFORMATION REGARDING THE CONSENT SOLICITATION

CWH, its Trustees and certain of its executive officers, and Reit Management & Research LLC and certain of its directors, officers and employees may be deemed to be participants in the solicitation of consent revocations from shareholders in connection with the solicitation being conducted by Related/Corvex. On January 29, 2014, CWH filed a definitive consent revocation statement with the SEC in response to the Related/Corvex solicitation and has mailed the definitive consent revocation statement and form of WHITE consent revocation card to each shareholder entitled to deliver a written revocation in connection with the consent solicitation. SHAREHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT FILED WITH THE SEC, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER RELEVANT DOCUMENTS THAT CWH MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of the potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the definitive consent revocation statement filed by CWH with the SEC in connection with the solicitation of revocations of consents.

Shareholders may obtain free of charge copies of the definitive consent revocation statement and any other documents filed by CWH with the SEC in connection with the Related/Corvex solicitation at the SEC's website (http://sec.gov), at CWH's website (http://cwhreit.com) or by requesting these materials from Timothy Bonang, by phone at (617) 796-8222, or by mail at Two Newton Place, 255 Washington Street, Newton, MA 02458 or by requesting materials from the firm assisting CWH in the solicitation of consent revocations, Morrow & Co., LLC, toll free at (800) 276-3011 (banks and brokers call collect at (203) 658-9400).

Contacts

Media Contacts:
Joele Frank Wilkinson Brimmer Katcher
Andrew Siegel/Jonathan
Keehner 212-355-4449

or

Investor Contacts:
CommonWealth REIT
Timothy Bonang, Vice President, Investor Relations
Jason Fredette, Director, Investor Relations
617-796-8222
www.cwhreit.com

(end)

February 24, 2014

To the shareholders of CommonWealth REIT:

DO NOT BE MISLED BY RELATED/CORVEX
INTO PUTTING YOUR INVESTMENT AT RISK

Please sign, date and return the enclosed
WHITE consent revocation card today

        Jeff Blau of the Related Companies and Keith Meister of Corvex Management have recently written to CommonWealth shareholders pretending to be champions of good corporate governance and stewards of shareholder value. We believe Related/Corvex's real goal is to take control of CommonWealth for their own benefit and without paying you anything for that control.

Instead of offering you a takeover premium for your shares, we believe Related/Corvex are attempting to get control of CommonWealth via a written consent and without paying shareholders anything.

        Almost one year ago, Related and Corvex made public announcements that they were interested in purchasing all of CommonWealth's shares at a premium price. However, when the CommonWealth Board asked Blau and Meister to present evidence of financial capacity and an offer which would be actionable by shareholders, Blau and Meister instead began a campaign to take control of CommonWealth without paying shareholders anything.

Blau's and Meister's complaints about Adam and Barry Portnoy and the fees paid to RMR appear to be intentionally misleading. More importantly, they are not true.

        In their letter to shareholders dated January 28, 2014, Blau and Meister complained that "Barry and Adam Portnoy continue to line their pockets" with fees paid to RMR. They also complained that "annual fees have grown from $59.7 million in 2007 to $77.3 million in 2012, an increase of nearly 30%".

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

        The facts, which are well known to Blau and Meister, are as follows: Barry and Adam Portnoy are owners and employees of Reit Management & Research LLC ("RMR"). CommonWealth has no direct employees but it is managed by RMR. RMR has approximately 850 employees in its Boston area headquarters and branch offices across the U.S. Rather than "lining the pockets" of anyone, the fees paid to RMR are used to pay the salaries and operating expenses of RMR's staff and offices. CommonWealth's officers, its accounting staff, its in-house lawyers, its property acquisition personnel, its leasing specialists, its investor relations personnel, its office rent, etc. are all paid by RMR. Almost half the fees paid to RMR are property management fees which are charged at a rate that is at or below industry averages for operating a portfolio of properties as diverse as CommonWealth's. In fact, because of the economies of scale provided by RMR to CommonWealth, the overhead or, "G&A", and other operating costs of CommonWealth's operations are well below REIT industry and peer group averages. Moreover, during the period between 2007 and 2012, the gross value of CommonWealth's properties being managed increased by 49%.

We believe that the Related/Corvex plan for CommonWealth is short term oriented, reckless and not credible, especially because of Blau's and Related's track record of destroying shareholder value at publicly owned real estate companies.

        Recently, Blau and Meister have published a plan for CommonWealth in case their hostile takeover succeeds. In summary, this plan is to operate CommonWealth for short term profits at the expense of long term shareholder value by: (1) selling CommonWealth's stabilized and best performing properties; (2) taking on as much debt as possible; (3) investing in weak or underperforming properties until they may be sold; and (4) buying back CommonWealth shares. We do not believe this plan will produce the consistent and growing cash flows which are typically expected by REIT investors. Rather, we believe the Blau/Meister plan would put at risk CommonWealth's dividend and investment grade ratings, and it may eventually destroy all shareholder value.

        In the past when Blau and the Related Companies have controlled publicly owned real estate companies, the Related Companies have done well, but public shareholders have suffered losses:

  •
  Blau, CEO of the Related Companies, previously served simultaneously as an officer of the Related Companies and as chairman and CEO of American Mortgage Acceptance Corporation ("AMAC"), a publicly traded mortgage REIT.

    During this time, AMAC made large subordinated loans to other businesses of the Related Companies. These loans soon defaulted, making them worthless, and AMAC declared bankruptcy a short time later.

  •
  Steven Ross, Chairman of the Related Companies, and Blau previously served on the board of Centerline Holding Company (f/k/a Charter Municipal Mortgage Acceptance Co., or "CharterMac"). While Ross was on the board (and shortly before Blau joined), they caused this public company to agree to pay the Related Companies or its affiliates about $340 million to internalize management. After this internalization, CharterMac suffered a spiral of operating losses, a 98% negative total return to shareholders and was delisted from the NYSE.

A majority of the replacement trustees proposed by Blau and Meister are neither "well qualified" nor "truly independent".

        Blau and Meister are asking shareholders to remove the entire CommonWealth Board, by written consent, and without cause. To run CommonWealth if their takeover succeeds, Blau and Meister originally identified five new trustees who they claim are "well qualified" and "truly independent". In fact, most of these proposed trustees have close ties to Blau and Meister and, in our view, have questionable qualifications:

  •
  Jim Lozier has been identified as a replacement trustee for CommonWealth by Blau and Meister. Lozier was formerly the CEO of Archon Group LP, a subsidiary of Goldman Sachs which sourced and managed real estate investments for Goldman's Whitehall Funds. According to the Wall Street Journal1, a September 2013 report by Whitehall to investors stated that its $4 billion fund raised in 2007 has since lost 59% of its value. Lozier "retired" from Archon in 2012, and is now employed as a consultant to the Related Companies for fees Related and Lozier have not disclosed. Lozier has apparently never before served as an officer or board member of a public company, and because of his employment by Related he may be expected to act in Related's interest.

1
See, Wall Street Journal, "Goldman Real-Estate Play Skirts Ban on Volcker", by Craig Karmin and Justin Baer, December 23, 2013, Page C1.

  •
  James Corl has been identified as a replacement trustee by Blau and Meister. Corl is a fund manager who has invested or committed over $100 million to real estate private equity funds managed by Related2 and his compensation depends, in part, on the performance of those funds. Because of this relationship, Corl is not "truly independent" from Related. Corl has never been a board member of a public company.

  •
  Kenneth Shea is another replacement trustee identified by Blau/Meister. Shea was a colleague of Meister's during their previous employment at the Icahn Group. Shea's only public company board experience is that he is serving on the board (which is not elected by shareholders) of the general partner of CVR Refining, LP, a public limited partnership which is externally managed by a Carl Icahn controlled entity.

  •
  Edward Glickman is another Blau/Meister proposed replacement trustee for CommonWealth. Between June 2004 and August 2012, Glickman served as the President and a board member of Pennsylvania REIT (NYSE: PEI), a REIT that owns retail properties. During Glickman's tenure at PEI, the total return (dividends and share price changes) realized by PEI shareholders was negative 7.73% compared to the SNL U.S. Retail REIT index total return of positive 127.6%.

  •
  Peter Linneman, the fifth replacement trustee identified by Blau/Meister, currently serves on boards of three other publicly traded companies, including AG Mortgage Investment Trust (NYSE: MITT), a mortgage REIT that is externally managed by an affiliate of a real estate private equity fund manager.

The recent announcement that Sam Zell has agreed to serve as a Related/Corvex designated replacement trustee does not change much, if anything.

        On February 11, 2014, Blau and Meister announced that they had enlisted Sam Zell and David Helfand, a long serving Zell lieutenant, to join their slate of replacement trustees if the removal consent solicitation succeeds. We believe that Blau and Meister recruited Zell because their plan and previous slate of replacement trustee candidates was not winning shareholder support; but Zell did not come to join Related/Corvex on the cheap.

2
See, PERE, "Singuler Guff closes on $630m opportunistic FoF", by James Condois, January 11, 2012.

        According to SEC filings, Related and Corvex granted Zell and Helfand "in the money" options to purchase over four million CommonWealth shares at prices that were approximately $17 million below the closing price for CommonWealth's shares on the day these options were granted. We believe these options may influence Zell to support the Blau/Meister short term plan for CommonWealth which could be detrimental to long term shareholders.

        Zell (age 72) is a well-known real estate investor. He is already serving as the Chairman of four large NYSE listed public companies. Reportedly, Zell also is an active owner of a number of international real estate businesses and he is involved in litigation arising from his sponsorship of the Tribune Company leveraged buyout and subsequent bankruptcy. Although Blau/Meister have agreed to appoint Zell as the new Chairman of CommonWealth, it is unclear exactly how much time he may be willing or able to commit to this service. The additional compensation which Zell would receive as Chairman and Helfand would receive as the new CEO of CommonWealth has also not been disclosed.

CommonWealth's board and management are executing on a business plan to create real value and are listening to shareholders.

        Since the end of 2008, the CommonWealth Board has been executing a business plan to transition CommonWealth from a REIT that primarily owned suburban office and industrial properties into a REIT that primarily owns Class A office buildings located in central business districts (CBDs) of cities across the U.S. Between 2009 and 2011, CommonWealth bought CBD office towers at bargain prices. Simultaneously, and especially starting in 2012, CommonWealth has been divesting older, weaker performing, suburban properties. Now, just as this multi-year business plan is about to bear its full fruit, Blau, Meister and their associates are attempting to seize control of CommonWealth for their own purposes without paying you anything for your shares.

        During the past year, CommonWealth's Board and management have initiated a serious and sincere effort to transform CommonWealth's governance into a "best in class" model. The Board has committed to several governance enhancements, including (i) declassifying the Board, (ii) eliminating the shareholders rights plan, (iii) expanding the Board to 75% Independent Trustees and designating a Lead Independent Trustee and (iv) streamlining the procedures for shareholders to propose actions and make trustee nominations. The Board has also worked with an independent executive search firm to add two new trustees who have extraordinary qualifications and who, unlike the Blau/Meister nominees, are truly independent.

Please carefully consider your interests as a CommonWealth shareholder.

Please sign and date the WHITE consent revocation card enclosed with this letter and mail it in the enclosed postage prepaid envelope.

Please discard the Related/Corvex gold card.

Thank you for taking the time to read this letter and thank you for your support.

The CommonWealth REIT Board of Trustees

                      Ronald Artinian
                      William Lamkin
                      Ann Logan
                      Joseph Morea
                      Adam Portnoy
                      Barry Portnoy
                      Frederick Zeytoonjian

Your Vote Is Important, No Matter How Many Shares You Own.
If you have questions about how to vote your shares on the WHITE
CONSENT REVOCATION CARD,
or need additional assistance, please contact the firm assisting us in the solicitation of consent revocations:

Morrow & Co., LLC
470 West Avenue
Stamford, CT 06902
Shareholders Call Toll Free: (800) 276-3011
(Banks and brokers call collect at (203) 658-9400)

WARNING REGARDING FORWARD LOOKING STATEMENTS

        THIS LETTER INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND OUR CONTROL. FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS LETTER OR THEIR IMPLICATIONS.

ADDITIONAL INFORMATION REGARDING THE CONSENT SOLICITATION

        CWH, its Trustees and certain of its executive officers, and Reit Management & Research LLC and certain of its directors, officers and employees may be deemed to be participants in the solicitation of consent revocations from shareholders in connection with the solicitation being conducted by Related/Corvex. On January 29, 2014, CWH filed a definitive consent revocation statement with the SEC in response to the Related/Corvex solicitation and has mailed the definitive consent revocation statement and a form of WHITE consent revocation card to each shareholder entitled to deliver a written revocation in connection with the consent solicitation. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE CONSENT REVOCATION STATEMENT FILED WITH THE SEC, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER RELEVANT DOCUMENTS THAT CWH MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of the potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the definitive consent revocation statement filed by CWH with the SEC in connection with the solicitation of revocations of consents.

        Shareholders may obtain free of charge copies of the definitive consent revocation statement and any other documents filed by CWH with the SEC in connection with the Related/Corvex solicitation at the SEC's website (http://sec.gov), at CWH's website (http://cwhreit.com) or by requesting these materials from Timothy Bonang, by phone at (617) 796-8222, or by mail at Two Newton Place, 255 Washington Street, Newton, MA 02458 or by requesting materials from the firm assisting CWH in the solicitation of consent revocations, Morrow & Co., LLC, toll free at (800) 276-3011 (banks and brokers call collect at (203) 658-9400).

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WARNING REGARDING FORWARD LOOKING STATEMENTS
ADDITIONAL INFORMATION REGARDING THE CONSENT SOLICITATION